[ Exhibit 16 ]

                             Randy Simpson CPA, P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009




                                  April 15, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:      Perfect Health Care Corp. (File No. 000-28481)

Dear Sirs/Mmes:

We have read the statements that we understand Perfect Health Care Corp. will include under Item 4 of the Current Report on Form 8-K it will file regarding the recent change of auditors. We agree with the statements made regarding our firm. We have no basis to disagree with any other statements made under Item 4.

Sincerely,


/s/ Randy R. Simpson CPA, P.C.
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